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                                                                     EXHIBIT 8.1



                      FORM OF OPINION OF LATHAM & WATKINS



                         [LATHAM & WATKINS LETTERHEAD]



                              September ___, 1996

FRD Acquisition Co.
18831 Von Karman Avenue
Irvine, CA  92714

     Re:  FRD ACQUISITION CO.
          REGISTRATION STATEMENT ON FORM S-1 AND FORM S-4 (FILE NO. 333-07601)

Ladies/Gentlemen:

     You have requested our opinion concerning the material federal income tax consequences of the offering of up to $156,897,000 of the 12 1/2% Series B Senior Notes due 2004 of FRD Acquisition Co., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 and S-4 (File No. 333-07601) of the Company, which you have filed with the Securities and Exchange Commission (the "Commission") on July 3, 1996, as amended by Amendment No. 1 filed with the Commission on August 23, 1996 and Amendment No. 2 filed with the Commission on September 6, 1996 (collectively, the "Registration Statement").

     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences as a result of the exchange offer and otherwise applicable to holders are accurately set forth under the heading "Certain Federal Income Tax Considerations" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

     This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

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FRD Acquisition Co.
September ___, 1996
Page 2

     This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference of our firm under the heading "Certain Federal Income Tax Considerations" and elsewhere therein.

                                             Very truly yours,

                                             LATHAM & WATKINS

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